FORM OF AMENDMENT

AMENDMENT made as of June 30, 2009 to that certain Custody Agreement dated as of November 7, 2002, as amended from time to time, between each Fund listed on the attached Schedule A thereto, including any series thereof (the “Fund”) and The Bank of New York Mellon Corporation (formerly, The Bank of New York) (“Custodian”) (such Global Custody Agreement hereinafter referred to as the “Custody Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning assigned to them pursuant to the Custody Agreement.

WHEREAS, the parties wish to amend Article I, Section 5 to the Custody Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	Article I, Section 5 is deleted and replaced with the following:

“Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Fund by two Authorized Persons or persons reasonably believed by Custodian to be Authorized Persons.

2.           Each party represents to the other that this Amendment has been duly executed.

3.           This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, shall, together, constitute only one amendment.

4.           This Amendment shall become effective for each Fund as of the date of first service as listed in Exhibit I hereto upon execution by the parties hereto.  From and after the execution hereof, any reference to the Custody Agreement shall be a reference to the Custody Agreement as amended hereby.  Except as amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Fund and Custodian have caused this Amendment to be executed by their duly authorized representatives, as of the day and year first above written.

EACH FUND LISTED ON
SCHEDULE A HERETO

By:  /s/ Grace Torres
Name:   Grace Torres
Title:   Treasurer

THE BANK OF NEW YORK MELLON CORPORATION

By:  /s/ Andrew Pfeifer
Name:  Andrew Pfeifer
Title:  Vice President

SCHEDULE A TO THE CUSTODY AGREEMENT

PART I                                                                             Date of First Service

Target Asset Allocation Funds (formerly, Strategic Partners Asset Allocation Funds)
Target Moderate Allocation Fund (formerly,Strategic Partners Moderate Allocation Fund)	January 6, 2002
Target Growth Allocation Fund (formerly,Strategic Partners Growth Allocation Fund)	January 6, 2002
Target Conservative Allocation Fund (formerly, Strategic Partners ConservativeAllocation Fund)	January 6, 2002
JennisonDryden Opportunity Funds (formerly, Strategic Partners Opportunity Funds)
Jennison Select Growth Fund	December 9, 2002
Jennison Small Cap Opportunity Fund	May 29, 2008
Dryden Strategic Value Fund	December 9, 2002
Strategic Partners New Era Growth Fund	December 9, 2002 to March 2, 2007
SP Mid-Cap Value Fund	December 9, 2002 to November 11, 2005
Strategic Partners Style Specific Funds
Jennison Conservative Growth Fund	November 18, 2002
Strategic Partners Large Capitalization Value Fund	November 18, 2002 to March 16, 2007
Strategic Partners Small Capitalization Growth Fund	December 9, 2002 to October 21, 2005
Dryden Small Capitalization Value Fund	November 18, 2002
Strategic Partners Total Return Bond Fund	December 23, 2002 to March 2, 2007
Target Portfolio Trust
Target U.S Government Money Market Portfolio	December 23, 2002
Target Intermediate Term Bond Portfolio	December 23, 2002
Target International Bond Portfolio	December 23, 2002
Target International Equity Portfolio	December 23, 2002
Target Large Capitalization Growth Portfolio	November 18, 2002
Target Large Capitalization Value Portfolio	November 18, 2002
Target Mortgage Backed Securities Portfolio	December 23, 2002
Target Small Capitalization Growth Portfolio	December 9, 2002
Target Small Capitalization Value Portfolio	November 18, 2002
Target Total Return Bond Portfolio	December 23, 2002
Dryden Core Investment Fund
Short-Term Bond Series	June 6, 2005
Taxable Money Market Series	June 6, 2005
Dryden Global Total Return Fund, Inc.	June 6, 2005
Dryden Government Securities Trust
Money Market Series	June 6, 2005
Dryden Municipal Bond Fund
Insured Series	June 6, 2005 to April 17, 2009
High Income Series	June 6, 2005
Dryden Short-Term Bond Fund, Inc.
Dryden Short-Term Corporate Bond Fund	June 6, 2005
Dryden Ultra Short Bond Fund	June 6, 2005
MoneyMart Assets, Inc.	June 6, 2005
Prudential Institutional Liquidity Portfolio, Inc.
Institutional Money Market Series	June 6, 2005
Prudential World Fund, Inc.
Dryden International Equity Fund	June 6, 2005
Jennison Global Growth Fund	June 6, 2005 to December 15, 2006
The High Yield Income Fund, Inc.	June 6, 2005
The Prudential Investment Portfolios, Inc.
Dryden Active Allocation Fund	June 6, 2005
Jennison Equity Opportunity Fund	June 27, 2005
Jennison Growth Fund	June 27, 2005
Jennison Dryden Asset Allocation Funds
Jennison Dryden Conservative Allocation Fund	July 25, 2005
Jennison Dryden Growth Allocation Fund	July 25, 2005
Jennison Dryden Moderate Allocation Fund	July 25, 2005
Dryden Small-Cap Core Equity Fund, Inc.	June 27, 2005
Dryden Tax-Managed Funds
Dryden Large Cap Core Equity Fund	June 27, 2005
Dryden Index Series Fund
Dryden Stock Index Fund	June 27, 2005
Jennison 20/20 Focus Fund	June 27, 2005
Jennison Natural Resources Fund, Inc.	June 27, 2005
Jennison Sector Funds, Inc.
Jennison Health Sciences Fund	June 27, 2005
Jennison Financial Services Fund	June 27, 2005
Jennison Technology Fund	June 27, 2005 to September 21, 2007
Jennison Utility Fund	June 27, 2005
Jennison Small Company Fund, Inc.	June 27, 2005
Jennison Mid Cap Growth Fund (formerly, Jennison U.S. Emerging Growth Fund, Inc.)	June 27, 2005
JennisonDryden Portfolios
Jennison Value Fund	June 27, 2005
Dryden US Equity Active Extension Fund	December 27, 2007
Dryden Total Return Bond Fund, Inc.	July 25, 2005
Dryden Government Income Fund, Inc.	July 25, 2005
Prudential's Gibraltar Fund, Inc.	July 25, 2005
Cash Accumulation Trust
Liquid Assets Fund	September 12, 2005
National Money Market Fund	September 12, 2005
Dryden California Municipal Fund
California Income Series	September 12, 2005 to December 15, 2006
California Series	September 12, 2005
Dryden Municipal Series Fund
Florida Series	September 12, 2005 to December 15, 2006
New Jersey Series	September 12, 2005 to December 15, 2006
New York Series	September 12, 2005 to December 15, 2006
Pennsylvania Series	September 12, 2005 to December 15, 2006
Dryden National Municipals Fund, Inc.	September 12, 2005
Dryden Tax-Free Money Fund	September 12, 2005
Jennison Blend Fund, Inc.	September 12, 2005
The Asia Pacific Fund, Inc.	October 31, 2005
The Prudential Series Fund
SP Growth Asset Allocation Portfolio	January 1, 2006
Diversified Bond Portfolio	January 1, 2006
Government Income Portfolio	January 1, 2006
High Yield Bond Portfolio	January 1, 2006
Conservative Balanced Portfolio	January 1, 2006
Flexible Managed Portfolio	January 1, 2006
Global Portfolio	January 1, 2006
Jennison 20/20 Focus Portfolio	January 1, 2006
Jennison Portfolio	January 1, 2006
Natural Resources Portfolio	January 1, 2006
Small Capitalization Stock Portfolio	January 1, 2006
SP Prudential U.S. Emerging Growth Portfolio	January 1, 2006
Stock Index Portfolio	January 1, 2006
Value Portfolio	January 1, 2006
Money Market Portfolio	January 1, 2006
SP Aggressive Growth Asset Allocation Portfolio	January 1, 2006
SP Balanced Asset Allocation Portfolio	January 1, 2006
SP Conservative Asset Allocation Portfolio	January 1, 2006
SP Growth Asset Allocation Portfolio	January 1, 2006
Advanced Series Trust
AST Bond Portfolio 2015	January 28, 2008
AST Bond Portfolio 2018	January 28, 2008
AST Bond Portfolio 2019	January 28, 2008
AST Investment Grade Bond Portfolio	January 28, 2008
AST Bond Portfolio 2016                                                                     January 2, 2009
AST Bond Portfolio 2020      January 2, 2009